Exhibit 10.1

                      EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of January 1, 1996, by and between THE PEOPLES BANK OF OXFORD, a Pennsylvania banking corporation with its principal place of business at 24 S. Third Street, P.O. Box 500, Oxford, Pennsylvania 19363-0500 ("Employer"), and GEORGE C. MASON, residing at 801 N. High Street, West Chester, PA 19380 ("Employee").

                           BACKGROUND

     Employer wishes to employ Employee and Employee wishes to be so employed in accordance with the terms and provisions of this Employment Agreement.

                           AGREEMENT

     NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     Section 1. Employment. Employer hereby employs Employee, who hereby accepts such employment, to serve as Employer's Chief Executive Officer and Chairman of the Board of Directors of Employer, subject to the terms and conditions hereinafter set forth.

     Section 2. Term. Employee's employment under the terms and conditions of this Agreement shall commence as of the date hereof and shall continue until December 31, 2000, unless sooner terminated as herein provided (the "Initial Term"). Notwithstanding anything herein provided to the contrary, absent the prior termination of this Agreement, or the delivery of a Notice of Termination (as defined in Section 10 below), commencing at the end of the Initial Term, and continuing for each one (1) year period at the end of any renewal period, this Agreement shall automatically be renewed for a new one (1) year term, unless written notice is given by either party, no later than ninety (90) days prior to the last day of the Initial Term, or any renewal period, indicating that the automatic renewal will not occur.

     Section 3. Duties. Employee shall perform such duties as are generally incident to the office of Chief Executive Officer and Chairman of the Board of Directors of a banking institution of comparable size to Employer, and such other duties as are required under the By-laws of Employer or reasonably required by the Board of Directors of the Employer.

     Section 4.  Compensation.

     (a) Salary. During the Initial Term and all renewals thereof, Employer shall pay to Employee, in equal installments at least as frequently as monthly, a minimum annual salary equal to the greater of (i) $125,000.00, or (ii) such higher annual salary as any future compensation committee of the Board of Directors may determine, or in the absence of any such compensation committee, as the Board of Directors of Employer may determine.

     (b) Bonus. During the Initial Term of this Agreement and all renewals thereof, Employer will pay to Employee an annual bonus in an amount and in such installments as any future compensation committee of the Board of Directors may determine, or in the absence of any such compensation committee, as the Board of Directors of Employer may determine, but in no case shall the bonus be less than Ten Thousand Dollars ($10,000.00) annually.

     (c) Additional Benefits. During the Initial Term and all renewals thereof, Employee shall be entitled to participate in all of the employee benefit plans of Employer which are applicable to executive salaried officers, including, but without limitation, the pension plan, health insurance, disability insurance with a monthly benefit of at least $2,500.00 and no less than four (4) weeks paid vacation. In addition, upon termination of this Agreement for any reason, Employee shall have the right to purchase any insurance policies which Employer owns on his life for the cash surrender value plus an assumption of the remaining payments; provided, however, Employee shall not have the right to purchase any insurance policies necessary to fund any of his rights and benefits hereunder.

     (d) Perquisites. During the Initial Term and any renewals thereof, Employee shall be entitled to the same perquisites that he is receiving as of the date of this Agreement, including, but without limitation, reimbursement for all club memberships approved by the Board of Directors, including one (1) country club membership, and the use of an automobile at least comparable to that presently being provided to Employee.

     Section 5.  Disability/Death.

     (a) Employer shall have the right to terminate Employee's employment hereunder upon not less than ninety (90) days' prior written notice to Employee if, because of mental or physical disability, Employee shall have been incapable, continuously for a period of twelve (12) months, or twelve (12) out of fifteen
(15) consecutive months, prior to the date of such notice, of performing all of his duties under this Agreement. In the event of termination for disability, Employee's salary, as determined hereunder, shall be paid for the remainder of the Initial Term, or any renewal thereof, and Employee shall be entitled to all benefits and service credits for benefits under all employee benefit plans for the duration of the Initial Term or any renewal thereof, as if Employee were still employed during such period under this Agreement. At the end of such period, Employee shall be deemed to have retired from Employer and shall be eligible for any and all rights provided to retirees from Employer under all employee benefit plans. If and to the extent that employee benefits or service credits for such benefits under any employee benefit plan shall not be payable or provided under any such plan to Employee, or his dependents, because he is no longer an Employee of Employer, Employer itself shall, to the extent necessary, pay or provide for payment of such employee benefits or service credits for such benefits to Employee and his dependents for the remainder of the Initial Term or any renewal thereof.

     (b) In the event of Employee's death during the Initial Term or any renewal hereof, Employee's employment hereunder shall terminate and his spouse or, if he does not have a spouse at the date of his death, his estate, shall be entitled to a death benefit equal to Employee's salary for the remainder of the Initial Term or, if the Initial Term has passed, for one (1) complete year, payable within ninety (90) days of the date of his death, without prejudice to any other payments due under any applicable employee benefit plans or insurance.

     Section 6.  Termination by Employer for Cause.

     (a) At any time, Employer may terminate Employee's employment for Cause (as defined below), but only if the Board of Directors of Employer determines, by majority vote of the entire Board of Directors, that Employee's employment should be terminated for Cause. For purposes of this Section 6(a), Employee shall not be counted to determine that number which equals a majority of the Board. Employee hereby agrees to abstain from any vote of the Board of Directors relating to such determination.

     (b) For purposes of this Agreement, "Cause" shall mean a substantial failure by Employee to perform his duties hereunder; misappropriation or embezzlement of corporate or customer funds; conviction of a felony; significant violation of any statutory or common law duty of loyalty to Employer; or breach by Employee of any of the provisions set forth in Section 12(b) hereof.

     Section 7. Termination by Employee. Employee may terminate this Agreement for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

     (a) A significant change in the nature or scope of the authorities, functions, duties or responsibilities of the position in which Employee is hereby employed, which change is not remedied within thirty (30) days after receipt by Employer of written notice hereof by Employee; or

     (b) A material breach by Employer of any provisions of this Agreement, including, without limitation, the failure of Employer substantially to maintain and to continue during the Initial Term and any renewals thereof, Employee's salary or benefits as in effect on the date hereof or as they may be implemented or improved from time to time, which breach is not remedied within thirty (30) days after receipt by Employer of written notice thereof by Employee; or

     (c) The failure or refusal of any successor to Employer to assume all duties and obligations of Employer under this Agreement; or

     (d) The relocation of Employer's office to a location which is more than thirty-five (35) miles from Employee's residence on the date hereof, or Employer's requiring Employee to be based anywhere other than the principal executive office of Employer on the date hereof, except for required travel on Employer's business to an extent substantially consistent with Employee's present business travel obligations; or

     (e) After a Change in Control (as defined below) occurs, a determination by Employee made in good faith that as a result of the Change in Control, and a change in circumstances thereafter affecting his position, he is unable to exercise the authorities, powers, functions or duties commensurate with the position for which he is hereby employed, which situation is not remedied within thirty (30) days after receipt by Employer of written notice from Employee of such determination.

     Section 8.  Change in Control.  For purposes of this
Agreement, "Change in Control" shall occur when:

     (a) Any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934), other than a current shareholder holding as record owner in excess of five percent (5%) of the outstanding securities of Employer, becomes the beneficial owner, directly or indirectly, of securities of Employer representing twenty-five percent (25 %) or more of the voting power of the then outstanding securities of Employer; or

     (b) A change in the composition of a majority of the Board of Directors of Employer occurs within twelve (12) months after any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934), other than a current shareholder holding as record owner in excess of five percent (5%) of the outstanding securities of Employer, becomes the beneficial owner, directly or indirectly, of securities of Employer representing twenty-five percent (25%) of the voting power of the then outstanding securities of Employer.

     Section 9.  Effect of Termination for Cause or Good Reason.

     (a) If Employer shall terminate Employee's employment for Cause or Employee shall voluntarily terminate his employment other than for Good Reason, Employer shall pay Employee his full salary through the month in which such termination occurs and shall have no further obligation to Employee under this Agreement.

     (b) If Employer shall terminate Employee's employment prior to the end of the Initial Term or any renewal thereof, for other than Cause, or if Employee shall terminate his employment for Good Reason, then Employer shall pay to Employee and provide him, his dependents, beneficiaries and estate, with the following:

          (i) Employer shall pay to Employee (a) the salary due for the remainder of the Initial Term or any renewal thereof, or
(b) three hundred percent (300%) of the sum of Employee's average annual salary for the preceding five (5) years plus his average annual bonuses for the preceding five (5) years, whichever of (a) or (b) above is greater, such sum to be paid in equal monthly installments over the remainder of the Initial Term, or any renewal thereof.

          (ii) During the remainder of the Initial Term or any renewal thereof, Employee and his dependents shall continue to be entitled to all employee benefits and service credits for such benefits under all employee benefit plans, other than bonuses, as if Employee were still employed during such period under this Agreement, and at the end of such period Employee shall be deemed to have retired from Employer and shall be eligible for any and all benefits and rights provided to retirees from Employer under all applicable employee benefit plans.

          (iii) If and to the extent that employee benefits or service credits for such benefits under any applicable employee benefit plan shall not be payable or provided under any such plan to Employee, or his dependents, because he is no longer an employee of Employer, Employer itself shall, to the extent necessary, pay or provide for payment of such employee benefits or service credits for such benefits to Employee and his dependents for the remainder of the Initial Term or any renewal thereof.

          (iv)  Notwithstanding the provisions of subparagraphs
(i) through (iii) above, all amounts payable and benefits to be provided pursuant to a termination under Section 7(a), (b), (c) or (d) of this Agreement which occurs within one (1) year of a Change in Control, and all amounts payable and benefits to be provided pursuant to a termination made pursuant to Section 7(e) of this Agreement, shall be adjusted so that the total present value of all such payments and benefits is less than 300% of Employee's Average Annual Compensation (as defined below). Such adjustments shall be made as follows:

               (1) As of the date that the Employee becomes entitled to the payments and benefits described in the paragraph above, the present value of the amount payable or the benefit provided under each section of this Agreement must be determined, using the interest rate prescribed by Section 1274(b)(2) of the Internal Revenue Code ("Code") and applicable regulations and the method prescribed by Code Section 280G(d)(4) and applicable regulations.

               (2) The sum of the present values calculated under subparagraph (1) shall constitute the Employee's Present
Value Account, established as a bookkeeping account only for purposes of adjusting payments under this section.

               (3) If the Present Value Account is not less than the Maximum Benefit (as defined in paragraph (5)) on the date that the present value calculation is made pursuant to paragraph (1) hereof, the Employee may elect, in his sole discretion, to have the date of any payment under this Agreement which would otherwise be due and payable extended to reduce the Present Value Account. Any election by the Employee to extend a payment shall be irrevocable. If the extension of payment dates does not reduce the Present Value Account below the Maximum Benefit amount, or if the Employee does not elect to extend payment dates, the amounts to be paid to Employee shall be reduced such that following such reduction the Present Value Account equals the greatest amount that is less than the Maximum Benefit amount.

               (4)  "Average Annual Compensation" means the
average of Employee's total compensation from Employer that was includable in his gross income for income-tax purposes during the five (5) year period ending on December 31 preceding the Change in Control of Employer, or from the date of employment with Employer, if later.

               (5) "Maximum Benefit" means the greatest amount that is less than three times Employee's Average Annual
Compensation.

               (6)  This paragraph 9(b)(iv) is intended to
prohibit the payment to Employee of any amount that would constitute a "parachute payment" as currently defined in Code
Section 280(G)(b)(2). This paragraph shall be construed to so avoid such characterization and to comply with any Treasury regulations which may be promulgated under Code Section 280(G).

     Section 10. Termination Notice. Any termination by Employer for disability or Cause, or by Employee voluntarily or for Good Reason, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement upon which Employer or Employee relied and shall set forth in reasonable detail all facts and circumstances claimed as the basis for termination of Employee's employment under the provision so indicated. Any such notice shall be by registered or certified mail and mailed to Employee at the last address he has filed in writing with Employer, or, in the case of notice to Employer, to its Secretary at Employer's principal executive offices.

     Section 11. Attorneys' Fees. In the event that it shall be necessary or desirable for Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that Employee substantially prevails in the enforcement of such rights, Employer shall pay (or Employee shall be entitled to recover from Employer, as the case may be) Employee's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights, including the enforcement of any arbitration award or judgment entered by a court.

     Section 12.  Competitive Activity and Confidentiality.

     (a) Employee, for a period of two (2) years following the termination of this Agreement, will not, directly or indirectly, engage or participate in, or become employed by, or render advisory or other services to, or own any interest in, any bank or bank holding company which maintains any office within thirty
(30) miles of Employer's chief executive office. If the foregoing provisions of this subparagraph shall be determined to be invalid by reason of the length of any period or the size of the area set forth herein, such period of time, such area, or both shall be considered to be reduced to a period of time or area which will cure such invalidity.

     (b) Employee, for any period during which he is being paid hereunder, will not, directly or indirectly,

          (i) Use for his own benefit or account or for the benefit of another, communicate, divulge or disclose under any circumstances whatsoever, for any reason or purpose whatsoever, except where required by law or governmental regulation or where such information is generally available to the public,
(1) information concerning the customers, clients, and accounts of Employer, or (2) knowledge of the conduct, details or business methods of Employer, business policies, rates, computer software or systems, financial information, or such other proprietary and confidential information of Employer, which Employee has knowledge of or shall hereafter establish, receive, obtain, or become aware of by virtue of providing employment services and acting as an officer and director of Employer or otherwise, recognizing such knowledge and information to be valuable and unique assets of Employer;

          (ii) In any manner interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between Employer and any of its customers or clients, or solicit or induce any person, corporation, or other entity that is a customer of Employer, at the time of the termination of his employment hereunder, or that was a customer at any time within the two year period immediately preceding such time, to become a customer of any other person, corporation, or other entity which is engaged in the business in which Employer is currently or hereafter engaged, or approach any such person, corporation, or other entity for such purpose or authorize or knowingly approve the taking of such actions by other persons, or disparage Employer's business and reputation;

          (iii) Solicit or induce any person who is an employee of Employer at the time of the termination of Employee's employment hereunder, or that was such at any time within the two year period immediately preceding such time, to become employed by any person, firm, or corporation which is engaged in the business which is currently or hereafter engaged in by Employer or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons.

     (c) Employee acknowledges that the services to be rendered by him as an Employee, officer and director are of a special unique and extraordinary character, and in connection with such services, he will have access to proprietary or confidential information vital to Employer's business. By reason of this Employee acknowledges that if he breaches any of the provisions of this Agreement with respect to non-competition, diversion of Employee's clients or employees, or confidentiality, Employer would sustain irreparable harm, and, therefore, Employee agrees that in addition to any other remedies which Employer may have under this Agreement or otherwise upon such breach, Employer shall be entitled to apply to any court of competent jurisdiction for equitable relief, including specific performance and injunctions restraining Employee from committing or continuing any such violation of this Agreement. In the event of any actions or proceedings at law or in equity commenced by Employer under or pursuant to this Agreement, Employee hereby agrees and consents to the exclusive jurisdiction of the courts located in the Commonwealth of Pennsylvania for any such actions or proceedings. Employee agrees that any breach of any of his representations, warranties or covenants set forth in this Agreement will cause irreparable damage to Employer, the amount of which will be impossible to ascertain and as result of which the remedy at law will not be adequate. For these reasons, Employer shall be entitled to temporary, preliminary or permanent injunctive relief from any court of competent jurisdiction to enforce specific performance of this Agreement.

     Section 13. Successors/Binding Agreement. Employer shall require any successor whether direct or indirect, by purchase, merger, reorganization, consolidation, affiliation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of the assets of Employer ("Successor"), by agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to do so if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any Successor in accordance with the operation of law and such Successor shall be deemed the "Employer" for purposes of this Agreement. This Agreement shall inure to the benefit of and be enforceable by Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     Section 14. Severability. In the event any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

     Section 15. Amendment/Waiver. This Agreement may not be amended, modified, waived or cancelled except by a writing signed by each party hereto. No waiver by either arty hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

     Section 16. Entire Agreement. This Agreement constitutes the entire Agreement between the parties relative to the subject matter hereof. Any previous agreement among the parties hereto is superseded by this Agreement.

     Section 17. Notices. All notices required or permitted hereunder shall be in writing and shall be sent by certified or registered mail, return receipt requested, postage prepaid, to the addresses first set forth above, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given on the fifth day following deposit of such in the U. S. mail.

     Section 18.  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              Employer:

                              THE PEOPLES BANK OF OXFORD

                              By:/s/ Carl R. Fretz
                                 Carl R. Fretz, President

                              Employee:

                              /s/ George C. Mason
                              GEORGE C. MASON